EXHIBIT 99.1

Tomorrow is Last Day to Trade SAVAW Warrants on NASDAQ

  End-of-day, Thursday, May 2, 2024, Will be the Last and Final Day to Trade SAVAW Warrants on NASDAQ.
  Monday, May 6, 2024, Will be the Last and Final Day to Cash-Exercise SAVAW Warrants.
  ‘Notice of Guaranteed Delivery’ Is Available for Warrant Exercises.

AUSTIN, Texas, May 01, 2024 (GLOBE NEWSWIRE) -- Cassava Sciences, Inc. (NASDAQ: SAVA) (“Cassava Sciences” or the "Company") has been advised by NASDAQ that end-of-day (“EOD”) tomorrow May 2, 2024, will be the last and final trading day for SAVAW warrants on NASDAQ. After EOD May 2, the Company expects NASDAQ to no longer accept or execute any trade for SAVAW warrants.

As a reminder, holders of SAVAW warrants are able to cash-exercise their warrants until 5pm New York time, Monday, May 6, 2024 for an exercise price of $33.00 per warrant. Holders who exercise SAVAW warrants will receive 1.5 shares of Cassava Sciences’ common stock per warrant, for an effective price of approximately $22.00 per common share. There will be no opportunity to exercise SAVAW warrants after 5pm New York time, Monday, May 6, 2024.

In addition, as an accommodation to SAVAW warrant holders, today the Company has instituted a process by which SAVAW warrant holders may cash-exercise their warrants using the Notice of Guaranteed Delivery for Exercise of Warrants (the “Notice”). The Company is offering holders of SAVAW warrants the opportunity to use the Notice if the procedures used by a financial institution for the exercise of SAVAW warrants cannot be completed by that financial institution on a timely basis before 5:00 p.m. New York City time on May 6, 2024.

It is important to note that SAVAW warrant holders who wish to cash-exercise their warrants must submit the Notice and the payment of the exercise price before 5:00 p.m. New York City time on May 6, 2024. Please refer to the Notice itself for detailed information regarding its use.

We highly encourage holders of SAVAW warrants to allow sufficient time for their financial institutions to process their warrant exercise (including by use of the Notice) prior to the deadline of May 6th, 5pm New York City time. There will be no opportunity to exercise SAVAW warrants after this deadline.

Any SAVAW warrants that are not validly exercised by 5:00 p.m. New York City time on May 6, 2024 (including by valid use of the Notice) will be redeemed by the Company on May 7, 2024 (the “Redemption Date”) for a nominal payment of $0.001 per warrant (the “Redemption Price”). SAVAW warrants shall terminate and expire upon payment of the Redemption Price on the Redemption Date. The Redemption Price will become due and payable with respect to each outstanding warrant on the Redemption Date.

Please see Cassava Sciences’ SEC Form 8-K dated May 1, 2024, for a full copy of the Notice. The Notice is also available on in the Investor’s section of the Company’s website, https://www.CassavaSciences.com

Details of the Warrant Distribution
For further details regarding the Warrant distribution and the terms of the Warrants, including the provisions regarding redemption of the Warrants, see the Current Report on Form 8-K filed by the Company on January 3, 2024 and the press release issued by the Company regarding redemption of the warrants on April 15, 2024. The Company filed with the SEC a prospectus supplement dated January 3, 2024, under its existing shelf registration statement, registering the shares of common stock underlying the Warrants. Warrant holders should carefully read this prospectus supplement, including the Risk Factors section included and incorporated by reference therein. Warrant Holders should also carefully read the Warrant Agreement as it contains important information about the terms and conditions of the Warrants.

Questions from shareholders regarding their financial accounts will need to be addressed by their financial broker/advisor. A Q&A regarding the warrant distribution has been posted in the Investor’s section of the Company’s website, https://www.CassavaSciences.com

About Cassava Sciences, Inc.
Cassava Sciences is a clinical-stage biotechnology company based in Austin, Texas. Our mission is to detect and treat neurodegenerative diseases, such as Alzheimer’s disease.

For more information, please visit: https://www.CassavaSciences.com

For More Information Contact:
Eric Schoen, Chief Financial Officer
(512) 501-2450
ESchoen@CassavaSciences.com

Cautionary Note Regarding Forward-Looking Statements:
This Press Release and the Q&A referenced in it contain forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to: the development of new treatment options for people with Alzheimer’s disease; the long-term success of the Company; the Company’s ability to raise additional capital while protecting stockholders from excessive dilution; the design, scope, completion, intended purpose, or future results of our warrant distribution; the timing of suspension of trading of SAVAW by NASDAQ; any expected clinical results of our on-going Phase 3 studies of simufilam in Alzheimer’s disease; the treatment of people with Alzheimer’s disease dementia; the safety or efficacy of simufilam in people with Alzheimer’s disease dementia; expected cash use of proceeds from the warrant distribution; the trading price and liquidity of the warrants; the continued development of an acceptable trading market for the warrants; the actual redemption of the Warrants on the Redemption Date; whether the distribution of a warrant was a taxable event; comments made by our employees regarding the warrant distribution, simufilam, and potential benefits, if any, of our product candidates. These statements may be identified by words such as “may,” “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “plan,” “possible,” “potential,” and other words and terms of similar meaning.

Simufilam is our investigational product candidate. It is not approved by any regulatory authority in any jurisdiction and its safety, efficacy or other desirable attributes have not been established in patients.

Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Clinical results and analyses of our previous studies should not be relied upon as predictive of Phase 3 studies or any other study. Our clinical results from earlier-stage clinical trials may not be indicative of full results or results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

Forward looking statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates, any unanticipated impacts of the warrant distribution on our business operations, and including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this Press Release and in the Q&A referenced in it are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

No Offer or Solicitation
This Press Release and the Q&A referenced in it shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants was filed with the Securities and Exchange Commission (the "SEC") and is available on the SEC's website located at http://www.sec.gov. Warrant holders and holders of Company common stock should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. Please read the full text of the warrant agreement carefully as it contains important information about the terms of the warrants.